ProShares Trust

Advisory Fee Waiver Agreement

This ADVISORY FEE WAIVER AGREEMENT (this “Agreement”) is made effective as of the 1st day of June 2014, by and between ProShare Advisors LLC (the “Adviser”) and ProShares Trust (the “Trust”), on behalf of each of its series from time to time set forth in Schedule A attached hereto (each, a “Fund”).

WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management company, and is organized as a statutory trust under the laws of the State of Delaware, and each Fund is a series of the Trust;

WHEREAS, the Adviser and the Trust, on behalf of each Fund, are parties to an investment advisory agreement (the “Advisory Agreement”), pursuant to which the Adviser provides investment advisory services to each Fund in consideration of compensation based on the value of the average daily net assets of such Fund (the “Advisory Fee”); and

WHEREAS, the Adviser has agreed to waive part of each Fund’s Advisory Fee as set forth in Schedule A attached hereto (the “Fee Waiver”). The Trust, on behalf of each Fund, and the Adviser, therefore, have entered into this Agreement in order to effect the Fee Waiver for each Fund at the level specified in Schedule A attached hereto on the terms and conditions set forth in this Agreement;

NOW THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Contractual Fee Waiver. During the Term (as defined in Section 2 below), the Adviser shall waive a portion of its Advisory Fee with respect to each Fund as set forth in Schedule A attached hereto.

2. Term; Termination. The term (“Term”) of the Fee Waiver with respect to a Fund shall begin on the date hereof (or the date on which a Fund is added to Schedule A, if later) and end with respect to a Fund after the close of business on the date indicated on Schedule A unless the Fee Waiver is earlier terminated upon a writing duly executed by the Adviser and the Trust and approved by the Board of Trustees for the Trust. The Term of the Fee Waiver with respect to a Fund may be continued from year to year thereafter, provided that each such continuance is specifically approved by the Adviser and the Trust with respect to such Fund.

3. Miscellaneous.

3.1 Captions. The captions in this Agreement are included for convenience of reference only and in no other way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

3.2 Limitation of Liability. The obligations and expenses incurred, contracted for or otherwise existing with respect to a Fund shall be enforced against the assets of such Fund or applicable class thereof and not against the assets of any other class or any other Fund or series of the Trust.

3.3 Definitions. Any question of interpretation of any term or provision of this Agreement, including but not limited to the computations of average daily net assets or of any Advisory Fee, and the allocation of expenses, having a counterpart in or otherwise derived from the terms and provisions of the Advisory Agreement between the Adviser and the Trust or the 1940 Act, shall have the same meaning as and be resolved by reference to such Advisory Agreement or the 1940 Act, as applicable, and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such Court, by rules, regulations or orders of the Securities and Exchange Commission (“SEC”) issued pursuant to the 1940 Act. In addition, if the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is revised by rule, regulation or order of the SEC, that provision will be deemed to incorporate the effect of that rule, regulation or order. Otherwise the provisions of this Agreement will be interpreted in accordance with the substantive laws of the State of Delaware.

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers as of the              day of May 2014.

PROSHARES TRUST, on behalf of each FUND

By:	/s/ Todd B. Johnson
Name:	Todd B. Johnson
Title:	President

PROSHARE ADVISORS LLC

By:	/s/ Michael L. Sapir
Name:	Michael L. Sapir
Title:	Chief Executive Officer

SCHEDULE A

TO PROSHARES TRUST ADVISORY FEE WAIVER AGREEMENT

As of June 1, 2014 through September 30, 2017 (the “applicable Period”) the Advisory fee limit applicable to each Fund shall be:

Tiered Advisory Fee Limit for each of the Funds listed below:

Net Assets	Net Assets		Rate
0	≥$	5,000,000,000	0.75%
$5,000,000,000+	≥$	6,500,000,000	0.70%
$6,500,000,000+	≥$	8,000,000,000	0.65%
$8,000,000,000+	≥$	9,500,000,000	0.60%
Above $9,500,000,000			0.55%

Funds

ProShares Hedge Replication ETF

ProShares Large Cap Core Plus

ProShares Merger ETF

ProShares RAFI® Long/Short

Short MarketCap

ProShares Short S&P500®

ProShares Short QQQ®

ProShares Short Dow30SM

ProShares Short MidCap400

ProShares Short Russell2000

ProShares Short SmallCap600

ProShares UltraShort Russell3000

ProShares UltraShort S&P500®

ProShares UltraShort QQQ®

ProShares UltraShort Dow30SM

ProShares UltraShort MidCap400

ProShares UltraShort Russell2000

ProShares UltraShort SmallCap600

ProShares UltraPro Short S&P500®

ProShares UltraPro Short QQQ®

ProShares UltraPro Short Dow30SM

ProShares UltraPro Short MidCap400

ProShares UltraPro Short Russell2000

Short Style

ProShares UltraShort Russell1000 Value

ProShares UltraShort Russell1000 Growth

ProShares UltraShort Russell MidCap Value

ProShares UltraShort Russell MidCap Growth

ProShares UltraShort Russell2000 Value

ProShares UltraShort Russell2000 Growth

Short Sector

ProShares Short Basic Materials

ProShares Short Financials

ProShares Short Oil & Gas

ProShares Short Real Estate

ProShares Short KBW Regional Banking

ProShares UltraShort Basic Materials

ProShares UltraShort Nasdaq Biotechnology

ProShares UltraShort Consumer Goods

ProShares UltraShort Consumer Services

ProShares UltraShort Financials

ProShares UltraShort Health Care

ProShares UltraShort Industrials

ProShares UltraShort Oil & Gas

ProShares UltraShort Real Estate

ProShares UltraShort Semiconductors

ProShares UltraShort Technology

ProShares UltraShort Telecommunications

ProShares UltraShort Utilities

ProShares UltraPro Short Financials

Short International

ProShares Short MSCI EAFE

ProShares Short MSCI Emerging Markets

ProShares Short FTSE China 25

ProShares UltraShort MSCI EAFE

ProShares UltraShort MSCI Emerging Markets

ProShares UltraShort FTSE Europe

ProShares UltraShort MSCI Pacific ex-Japan

ProShares UltraShort MSCI Brazil Capped

ProShares UltraShort FTSE China 25

ProShares UltraShort MSCI Japan

ProShares UltraShort MSCI Mexico Capped IMI

Short Fixed Income

ProShares Short 7-10 Year Treasury

ProShares Short 20+ Year Treasury

ProShares Short High Yield

ProShares Short Investment Grade Corporate

ProShares UltraShort 3-7 Year Treasury

ProShares UltraShort 7-10 Year Treasury

ProShares UltraShort 20+ Year Treasury

ProShares UltraShort TIPS

ProShares UltraPro Short 20+ Year Treasury

Ultra MarketCap

ProShares Ultra Russell3000

ProShares Ultra S&P500®

ProShares Ultra QQQ®

ProShares Ultra Dow30SM

ProShares Ultra MidCap400

ProShares Ultra Russell2000

ProShares Ultra SmallCap600

ProShares UltraPro S&P500®

ProShares UltraPro QQQ®

ProShares UltraPro Dow30SM

ProShares UltraPro MidCap400

ProShares UltraPro Russell2000

Ultra Style

ProShares Ultra Russell1000 Value

ProShares Ultra Russell1000 Growth

ProShares Ultra Russell MidCap Value

ProShares Ultra Russell MidCap Growth

ProShares Ultra Russell2000 Value

ProShares Ultra Russell2000 Growth

Ultra Sector

ProShares Ultra Basic Materials

ProShares Ultra Nasdaq Biotechnology

ProShares Ultra Consumer Goods

ProShares Ultra Consumer Services

ProShares Ultra Financials

ProShares Ultra Health Care

ProShares Ultra Industrials

ProShares Ultra Oil & Gas

ProShares Ultra Real Estate

ProShares Ultra KBW Regional Banking

ProShares Ultra Semiconductors

ProShares Ultra Technology

ProShares Ultra Telecommunications

ProShares Ultra Utilities

ProShares UltraPro Financials

Ultra International

ProShares Ultra MSCI EAFE

ProShares Ultra MSCI Emerging Markets

ProShares Ultra FTSE Europe

ProShares Ultra MSCI Pacific ex-Japan

ProShares Ultra MSCI Brazil Capped

ProShares Ultra FTSE China 25

ProShares Ultra MSCI Japan

ProShares Ultra MSCI Mexico Capped IMI

Ultra Fixed Income

ProShares Ultra 7-10 Year Treasury

ProShares Ultra 20+ Year Treasury

ProShares Ultra High Yield

ProShares Ultra Investment Grade Corporate